Exhibit 99.1

INDEPENDENT
BANK CORP.

Parent of Rockland Trust Company

Shareholder Relations		NEWS RELEASE

288 Union Street, Rockland, MA 02370
Contact:
Christopher Oddleifson President and Chief Executive Officer (781) 982-6660

Denis K. Sheahan Chief Financial Officer and Treasurer (781) 982-6341

FOR IMMEDIATE RELEASE

INDEPENDENT BANK CORP. ANNOUNCES AN 8% INCREASE IN
QUARTERLY DIVIDEND

     Rockland, MA (March 11, 2004) — The Board of Directors of Independent Bank Corp. (NASDAQ: INDB), parent of Rockland Trust Company, today announced a $0.14 per share dividend, an increase of 8% over prior quarter, which will be payable on April 9, 2004, to stockholders of record as of the close of business on March 26, 2004.

     Independent Bank Corp.’s sole bank subsidiary, Rockland Trust Company, currently has $2.4 billion in assets, 52 retail branches, seven commercial lending centers, three investment management offices, and three residential lending centers located in Plymouth, Barnstable, Norfolk and Bristol counties of southeastern Massachusetts. For more information, please visit our website at www.rocklandtrust.com.

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